Exhibit 10.8

ELEVATION ONCOLOGY, INC.

November ___, 2020

[Name]

[Address]

[Address]

Re: Initial Public Offering Participation Rights

Ladies and Gentlemen:

This letter agreement (this “Letter”) will confirm our agreement that that, subject to and in consideration of the purchase of shares of Series B Preferred Stock of Elevation Oncology, Inc., a Delaware corporation (the “Company”), [•] (the “Investor”) shall be entitled to the following rights in connection with an IPO (as defined below) of the Company:

1.             Initial Public Offering Participation Rights.

(a)             In the event the Company undertakes an initial public offering (an “IPO”) of its Common Stock, par value $0.0001 per share (the “Common Stock”), the registration statement for which is first filed with or confidentially submitted to the Securities and Exchange Commission after the date of this Letter, and to the extent permitted by applicable law, rules and regulations, the Company shall use commercially reasonable efforts to grant, or cause the managing underwriter of such offering to grant, to the Investor the opportunity to purchase a minimum of 10% of the shares of Common Stock offered by the Company in the IPO, on the same terms as are applicable to the public in the IPO.

(b)             The Investor acknowledges that notwithstanding the terms hereof, the sale of any shares in an IPO to any person will only be made in compliance with FINRA Rules 5110 and 5130 and applicable federal, state, and local laws, rules and regulations and that nothing herein constitutes an offer or the commitment to purchase any shares of Common Stock in an IPO.

(c)             The Investor acknowledges that, despite the Company’s use of its commercially reasonable efforts, the managing underwriter(s), in its or their reasonable discretion, may reduce the number of shares of Common Stock allocated to the Investor in the IPO if such underwriter(s) determine that the full allocation described in Section 1 above may adversely impact the success of the IPO or is not otherwise in the Company’s best interests. In such case, the number of such shares to be sold to the Investor may be reduced, including to zero, in accordance with the underwriter(s)’ determination.

(d)             The rights of the Investor to purchase shares in the IPO will be conditioned upon the completion of the IPO. The Company may withdraw its registration statement for an IPO at any time without incurring any liability under this Letter to the Investor.

(e)             The rights of the Investor under this Letter shall not be assignable except to an Affiliate (as such term is defined in that certain Investors’ Rights Agreement, dated as of the date of this letter, by and among the Company and the other parties thereto (the “Investors’ Rights Agreement”)) of the Investor who is a transferee of Registrable Securities (as such term is defined in the Investors’ Rights Agreement) from the Investor, in accordance with the Investors’ Rights Agreement.

2.             This letter agreement may not be amended except by a written instrument signed by the Investor and the Company.

3.             The Investor acknowledges that nothing in this Letter constitutes an offer or the commitment to make a future offer of any shares of Common Stock or to consummate an IPO. The Company and the Investor further acknowledge and agree that any shares of Common Stock that may be purchased by the Investor pursuant to the terms hereof shall be excluded from and shall not be subject to the “Market Stand-off Agreement” as provided in Section 2.11 of the Investors’ Rights Agreement.

4.             The rights of the Investor described herein will terminate and be of no further force or effect upon the earliest to occur of the following: (i) the closing of an IPO; (ii) at such time as the Investor no longer holds at least [•]1 shares of the Company’s Series B Preferred Stock (as adjusted for stock splits, recapitalizations and other similar events); and (iii) a Deemed Liquidation Event (as defined in the Company’s Second Amended and Restated Certificate of Incorporation as in effect on the date hereof); provided, that, the Investor’s rights to seek remedy for any breach of the Company’s obligations under this Letter shall survive any such termination.

5.             This letter agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.             This letter agreement shall be governed by the internal law of the State of Delaware, without regard to principles of conflicts of law.

7.             This letter agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly superseded.

[Signature Page Follows]

[1]	To be equal to 50% of the Series B Preferred Stock purchased by the Investor.

Sincerely,

ELEVATION ONCOLOGY, INC.

By:

Name:

Title:

Acknowledge and Accepted:

[INVESTOR]

By:

Name:

Title:

[Elevation Oncology, Inc. – Letter Agreement]